CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Northern Lights Fund Trust II with respect to the North Star Opportunity Fund, a series of Northern Lights Fund Trust II.

 /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

November 17, 2011